Joint Filer Information

Name:	Enterprise Products Company Address:2727 North Loop West, Houston, TX
77008

Designated Filer:	Dan L. Duncan Issuer & Ticker Symbol:	Enterprise
Products Partners L.P. (EPD) Date of Event Requiring Statement:	1/2/03

Signature:  /s/ John E. Smith, Assistant Secretary, on behalf of Enterprise
	    Products Company

Name:	EPC Partners II, Inc. Address: 300 Delaware Avenue, Suite 900,
Wilmington, DE 19801

Designated Filer:	Dan L. Duncan Issuer & Ticker Symbol:	Enterprise
Products Partners L.P. (EPD) Date of Event Requiring Statement:	1/2/03

Signature:  /s/ John E. Smith, Attorney-in-Fact, on behalf of EPC Partners II,
	    Inc.

Name:	Enterprise Products Delaware General, LLC Address: 300 Delaware Avenue,
Suite 1200, Wilmington, DE  19801

Designated Filer:	Dan L. Duncan Issuer & Ticker Symbol:	Enterprise
Products Partners L.P. (EPD) Date of Event Requiring Statement:	1/2/03

Signature:  /s/ John E. Smith, Attorney-in-Fact on behalf of EPC Partners II,
	    Inc., as sole member of Enterprise Products Delaware General, LLC.

Name:	Enterprise Products Delaware Holdings L.P. Address: 300 Delaware Avenue,
Suite 1200, Wilmington, DE  19801

Designated Filer:	Dan L. Duncan Issuer & Ticker Symbol:	Enterprise
Products Partners L.P. (EPD) Date of Event Requiring Statement:	1/2/03

Signature:  /s/ John E. Smith, Attorney-in-Fact, on behalf of Enterprise
	    Products Delaware General, LLC, as sole general partner of Enterprise Products Delaware Holdings L.P.

Copies of the powers of attorney under which this statement was executed are on file with the Commission.